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                                                                   EXHIBIT 10.53


                                     October 14, 1999


William J. Smith, III
INSpire Insurance Solutions, Inc.
300 Burnett Street
Fort Worth, TX 76102


Dear Bill:


     This is to confirm our discussions regarding our agreement to waive certain notice provisions under your employment agreement dated April 28, 1998 with INSpire Insurance Solutions, Inc. (the "COMPANY"). Section 8(c) of your employment agreement provides that you may terminate the employment agreement upon one (l) year written notice. Section 8(d) of the employment agreement provides that the Company may terminate the employment agreement upon 180 days notice. In view of the Company's decision to pursue strategic alternatives and the inherent uncertainty regarding what, if any, alternatives may be pursued, we have agreed that it would be appropriate to waive the notice requirements under the employment agreement as described below.


     Accordingly, we agree as follows:

     A. You agree that no notice of termination of employment may be given by you prior to January 1, 2000. After January 1, 2000, you may elect to terminate the employment agreement upon 7 days prior written notice to the Company. In the event that you elect to terminate the employment agreement by giving such notice, you will be entitled to the compensation upon termination as specified in Sections 3(c)(ii), 9(a) and 9(d) of your employment agreement.

     B. After January 1, 2000, the Company may elect to terminate your employment agreement at any time upon 7 days written notice to you.

     C. In the event of termination of your employment agreement by you or by the Company, you agree to resign as of the date of such termination any position you hold as a director or officer of the Company.


     Except as specifically described above, this letter shall not be deemed to be a waiver or modification of any other provision of your employment agreement.


                                    INSpire Insurance Solutions, Inc.

                                    By: /s/  F. GEORGE DUNHAM, III
                                        -------------------------------------
                                        F. George Dunham, III, Chairman and CEO



Acknowledged and Agreed:

/s/ WILLIAM J. SMITH, III
--------------------------------
William J. Smith, III